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                              POLAROID CORPORATION




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                                     BY-LAWS



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                                        Amended and Restated as of May 16, 2000












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                                     BY-LAWS

                                       of

                              POLAROID CORPORATION

             (Incorporated under the Laws of the State of Delaware)


                     Amended and Restated as of May 16, 2000


                                   ARTICLE I.

                                     OFFICES

1.1 THE PRINCIPAL OFFICE. The principal office shall be in the City of Dover, County of Kent, State of Delaware, and the name of the resident agent in charge thereof is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Dover, Kent County, Delaware.

1.2 OTHER OFFICES. The Company may also have offices in the city of Boston, State of Massachusetts, and at such other places within or without the State of Delaware as the Board of Directors may from time to time appoint, or as the business of the Company may require.


                                   ARTICLE II.

                             STOCKHOLDERS' MEETINGS

2.1 PLACE OF MEETING. All meetings of the stockholders shall be held at the principal office of the Company in the City of Dover, County of Kent, State of Delaware, or at such other place, within or without the State of Delaware, as shall be determined from time to time, by the Board of Directors, and the place at which such meeting shall be held shall be stated in the notice and call of the meeting.

2.2 ANNUAL MEETINGS. The annual meeting of the stockholders of the Company for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on a date to be designated by the Board of Directors, at a time to be specified by the Chairman of the Board of Directors, or, in his absence, by the officer of the Company so authorized by the Board of Directors. If the annual meeting of the stockholders is not held on the date designated by the Board of Directors, the election of directors may be held at any meeting thereafter called pursuant to these By-Laws.

         At all meetings of stockholders, the voting may be viva voce or by a stock vote, in the discretion of the chairman for the conduct of such meeting, but any qualified voter may

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         demand a stock vote, whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and if such ballot be cast by a proxy, it shall also state the name of such proxy.

2.3 ORDER OF BUSINESS. The order of business at any meeting of stockholders shall be determined by the presiding officer of such meeting.

2.4 SPECIAL MEETINGS. Special meetings of the stockholders of the Company may be called only by the Chairman of the Board of Directors, the President or the Board of Directors. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Company, unless otherwise provided by law.

2.5 NOTICE. Notice of the time and place of the annual meeting of stockholders shall be given by mailing a written or printed notice of the same at least ten days, and not more than sixty (60) days, prior to the meeting, and notice of the time and place of special meetings shall be given by written or printed notice of the same at least ten days, and not more than sixty (60) days, prior to the meeting, with postage prepaid, to each stockholder of record of the Company entitled to vote at such meeting, and addressed to the stockholder's last known post office address, or to the address appearing on the corporate books of the Company. The Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting. No notice of the time, place or purpose of any meeting of stockholders, whether prescribed by law, by the Certificate of Incorporation, or by these By-Laws need be given to any stockholder who attends in person or by proxy, or who executes a waiver of such notice which is filed with the records of the meeting either before or after the holding thereof.

         When any annual or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting and each stockholder who, by law or under the Certificate of Incorporation or these By-Laws, is entitled to such notice.

2.6 QUORUM. The holders of shares of capital stock of the Company representing a majority of the voting power of the outstanding shares of capital stock issued, outstanding and entitled to vote under the Certificate of Incorporation, represented in person or by proxy, shall constitute a quorum at any annual or special meeting of stockholders; but if less than a quorum is present at a meeting, the holders of capital stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 2.5 of this Article II. At such adjourned meeting at which a


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         quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.7 VOTING PROCEDURES AND INSPECTORS OF ELECTION. The Company shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Company. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the General Corporation Law of the State of Delaware, as amended from time to time, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.

2.8      ADVANCE NOTIFICATION.
         (a) Nominations of persons for elections to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who had complied with the notice procedures set forth in this Section 2.8.

         (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the foregoing paragraph (a) of this Section 2.8, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) the business must be a proper matter for stockholder action under the Delaware General Corporation Law, and (iii) in the case of proposals only, the stockholder, or the beneficial owner on whose behalf any proposal is made, shall have provided the Corporation with a statement as to whether or not the stockholder or beneficial owner, if any, intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal.

         (c) To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) or more than ninety days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty days prior to or delayed by more than thirty days after the anniversary of the


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         preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the ninetieth day prior to the annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. The stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to the person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the person's written consent to serve as a director if elected;
         (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business, the reasons for conducting the business at the meeting and any material interest in the business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of the stockholder, as they appear on the Corporation's books, and of the beneficial owner, and (B) the class (and, if applicable, series) and number of shares of the Corporation that are owned beneficially and of record by the stockholder.

         (d) Notwithstanding anything in the second sentence of paragraph (c) of this Section 2.8 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least fifty-five (55) days prior to the Anniversary, a stockholder's notice required by this Section 2.8 shall also be considered timely, but only with respect to nominees for any new positions created by the increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (e) Only persons nominated in accordance with the procedures set forth in this Section 2.8 shall be eligible for election as and to serve as directors and the only business that shall be conducted at an annual meeting of stockholders is the business that has been brought before the meeting in accordance with the procedures set forth in this Section
         2.8. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in this Section 2.8 and, if any proposed nomination or business is not in compliance with this Section 2.8, to declare that the defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

         (f) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board or (ii) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice


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         provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this
         Section 2.8. Nominations by stockholders of persons for election to the Board may be made at such a special meeting of stockholders if the stockholder's notice required by the second paragraph of this Section 8 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

         (g) For purposes of this Section 2.8, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (h) Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.8. Nothing in this Section 8 shall affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                                  ARTICLE III.

                                      STOCK

3.1 STOCK CERTIFICATES. Each stockholder shall be entitled to a certificate signed by the President or Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certifying to the number of shares owned by him. Any or all signatures on the certificate may be a facsimile.

         In case any officer, transfer agent, or registrar who has signed a certificate (or whose facsimile signature has been placed upon a certificate) shall cease to serve as an officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be adopted and issued and delivered by the Company with the same force and effect as though the officer, transfer agent or registrar who signed such certificate (or whose facsimile signature or signatures shall have been used thereon) continued to serve as an officer, transfer agent or registrar at the date of issue.

3.2 STOCK TRANSFERS. Transfers of stock shall be made only upon the transfer books of the Company, kept at the office of the Company or of the respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued, the old certificates shall be surrendered for cancellation.


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3.3      REGISTERED STOCKHOLDERS. Registered stockholders only shall be entitled to be treated by the Company as the holders in fact of the stock standing in their respective names, and the Company shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

3.4 LOSS OR DESTRUCTION OF STOCK CERTIFICATES. In case of loss or destruction of any certificate of stock, another may be issued in its place, upon proof of such loss or destruction, and upon the giving of a satisfactory bond of indemnity to the Company and/or to the transfer agent and registrar of such stock, in such sum as the Board of Directors may provide.


3.5 REGULATIONS. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion, and registration of certificates for shares of the capital stock of the Company, not inconsistent with the laws of Delaware, the Certificate of Incorporation, and these By-Laws.


         The Board of Directors may appoint a transfer agent and a registrar for each class of stock, and may require all stock certificates to bear the signatures of such transfer agent and of such registrar.

3.6      CLOSING OF TRANSFER BOOKS.
         (a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action described above; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

         (b) A determination of stockholders of record entitled to notice of or the vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


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                                   ARTICLE IV.

                               BOARD OF DIRECTORS

4.1 MANAGEMENT. The management of all the affairs, property and interest of the Company shall be vested in a Board of Directors, consisting of such number of persons as shall be fixed from time to time by the affirmative vote of a majority of the directors, which persons shall be elected, except as otherwise provided in the Certificate of Incorporation, for a term of one year, and shall hold office until their successors are elected and qualify.

4.2 VACANCIES. All vacancies in the Board of Directors, whether caused by resignation, death, or otherwise, may, except as otherwise may be provided in the Certificate of Incorporation, be filled by the remaining directors or a majority of the remaining directors attending a regular or special meeting called for that purpose, even though less than a quorum be present, or by the stockholders at any regular or special meeting held prior to the filling of such vacancy by the Board of Directors as above provided. A director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor, and until his successor is elected and qualified. Whenever the number of directors shall be increased pursuant to law, such increase shall be deemed to create vacancies in the Board to be filled in the manner above described.

4.3 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at the principal office the Company, or at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate.

4.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors or the President, or in their absence, by the Vice Chairman of the Board or any Vice President, or by any three directors, to be held at the principal office of the Company, or at such other place or places, within or without the State of Delaware, as the directors may from time to time designate.

         All actions of the Executive Committee shall be reported to the Board of Directors at its next meeting, and shall be subject to revision or alteration by the Board, provided that no rights or acts of third parties shall be affected by any such revision or alteration.

4.5 NOTICE. Notice of any special meeting of the Board of Directors may be served personally upon each director or telecopied, cabled or telegraphed to him, not less than three (3) hours prior to the hour set for the meeting, or mailed to him not less than forty-eight (48) hours prior to the hour set for the meeting, at his business or home address appearing upon the books of the Company. Such notice may also be telephoned, not less than three (3) hours prior to the hour set for the meeting. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors, need be specified in the notice or waiver of notice of such meeting.


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4.6      QUORUM. A majority of the members of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board of Directors; but less than a quorum may adjourn any meeting, which may be held on a subsequent date without further notice, provided that a quorum be present at such deferred meeting.

4.7 SALARY OF DIRECTORS. By resolution of the Board of Directors a fixed sum, on an annual or other basis, plus out-of-pocket expenses may be allowed to directors who are not employees of the Company, for their services as directors or as members of the Executive Committee or as members of other standing committees or special committees. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

4.8 CLOSING OF TRANSFER BOOKS. The Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock.

4.9 EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

         (a) POWERS OF EXECUTIVE COMMITTEE. During the intervals between the meetings of the Board of Directors, the Executive Committee, if elected, shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business of the Company, except as to matters wherein action of the Board of Directors is specifically required by law, in such manner as the Executive Committee shall deem best for the interest of the Company in all cases in which specific directions shall not have been given by the Board of Directors.

         (b) MEETINGS. Any committee elected or appointed by the Board shall meet upon such day or days and at such hour or hours, as may be designated from time to time by resolution of such committee and whenever called together by its Chairman upon notice given to each member of the committee in the manner specified in Section 4.5 of this


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         Article IV. Upon the written request of any two members of any such committee, the Chairman thereof shall call a special meeting of such committee. The presence of at least a majority of the members of any committee shall be necessary to constitute a quorum for the transaction of business. The affirmative vote of at least a majority of the members of any committee shall be necessary to adopt any resolution.

4.10 TELEPHONIC MEETINGS. The Board of Directors and any committee of the Board of Directors may hold regular or special meetings by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.


                                   ARTICLE V.

                                    OFFICERS

5.1 OFFICERS. The officers of the Company shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, who shall be elected by the Board of Directors and who shall hold office at the pleasure of the Board of Directors. The Board of Directors shall also elect a Chairman of the Board of Directors and may also elect a Vice Chairman of the Board of Directors. The offices of Chairman of the Board of Directors and President, or any of Vice Chairman, Vice President, Secretary and Treasurer, may be united in one person. The officers, other than the President, need not be directors.

5.2 CHAIRMAN. The Chairman shall preside at all meetings of stockholders and directors. Except where by law the signature of the President is required, the Chairman shall have the power and authority to sign or countersign all certificates, contracts and other instruments of the Company as authorized by the Board of Directors. He shall make reports to the Board of Directors and stockholders and perform all such other duties as are incident to his office or as are properly required of him by the Board of Directors.

5.3 PRESIDENT. The President shall have general supervision over the operations of the Company. In the absence of the Chairman of the Board of Directors he shall preside at all meetings of stockholders and directors. Except where by law the signature of the Chairman is required, the President shall have the power and authority to sign or countersign all certificates, contracts and other instruments of the Company as authorized by the Board of Directors. He shall make reports to the Board of Directors and stockholders and perform all such other duties as are incident to his office or as are properly required of him by the Board of Directors.

5.4 CHIEF EXECUTIVE OFFICER. The President shall be appointed Chief Executive Officer of the Company by the Board of Directors. The Chief Executive Officer shall have general supervision over the business and affairs of the Company, its financial policies and property. He shall make reports to the Board of Directors and stockholders and perform


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         all such other duties as are incident to his office or as are properly required of him by the Board of Directors.

5.5 VICE PRESIDENTS. During the absence or disability of the President, the Vice Presidents, in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors. One or more Vice Presidents of the Company may be designated by the Board as Executive Vice President or Senior Vice President.

5.6 SECRETARY. The Secretary shall issue notices for all meetings, but notice for special meetings of directors called at the request of three directors, as provided in Section 4.4 of the By-Laws, may be issued by such directors. The Secretary shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or as are properly required of him by the Board of Directors.

5.7 TREASURER. The Treasurer shall have the custody of all moneys and securities of the Company, and shall keep regular books of the account. He shall disburse the funds of Company in payment of the just demands against the Company, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the Company. He shall perform all duties incident to his office, or as are properly required of him by the Board of Directors.

5.8 SUBSTITUTES. In case any officer of the Company, and any person herein authorized to act in his place, is absent or unable to act, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, director, or other person whom it may select.

5.9 VACANCIES. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meetings.

5.10 OTHER OFFICERS. The Board of Directors may appoint such other officers and agents, who need not be directors, as it shall deem necessary or expedient, who shall hold their offices for such terms, and shall exercise such powers and perform such duties, as shall be determined from time to time by the Board of Directors.

5.11 SALARIES. The salaries of all officers of the Company shall be determined by or at the direction of the Board of Directors.

5.12 TERM OF OFFICE. The officers of the Company shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of the Board of


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         Directors.

5.13 SURETIES. The Board of Directors may, by resolution, require any or all of the officers to give bonds to the Company, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

5.14 DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.


                                   ARTICLE VI.

                              DIVIDENDS AND FINANCE

6.1 DIVIDENDS. Dividends may be declared by the Board of Directors at any regular or special meeting and paid out of the net assets of the Company in excess of its capital, or out of the net profits of the Company to the extent permitted by the laws of the State of Delaware, and subject to the conditions and limitations imposed by the Certificate of Incorporation. The stock transfer books may be closed for the payment of dividends during such periods, not exceeding sixty
         (60) days as from time to time may be fixed by the Board of Directors. The Board of Directors, however, without closing the books of the Company, may declare dividends payable only to the holders of record at the close of business, on any business day not more than sixty (60) days prior to the date on which the dividend is paid.

6.2 RESERVE FUND. Before making any distribution of profits, there may be set aside out of the net profits of the Company, such sum or sums as the Board of Directors from time to time in its absolute discretion deems expedient, as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the Company, or for any other purpose, and any profits of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.


6.3 EXECUTION OF INSTRUMENTS. The Board of Directors or the Executive Committee, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors or the Executive Committee or by the provisions of these By-Laws, no officer, agent, or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.


6.4 DEPOSITS. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks, trust companies, or other depositories as the Board of


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         Directors or the Executive Committee may select or as may be selected by any officer or officers, or agent or agents of the Company to whom such power may from time to time be delegated by the Board of Directors or by the Executive Committee; and for the purpose of such deposit the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary, or any other officer or agent to whom such power may be delegated by the Board of Directors or by the Executive Committee, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Company.

6.5 CHECKS DRAFTS, ETC. All checks, notes, drafts and other instruments in writing, for the payment of money, shall be signed by the President or the Treasurer or an Assistant Treasurer, or such other officer or officers as shall be designated by resolution of the Board of Directors or of the Executive Committee.

6.6 FISCAL YEAR. The fiscal year of the Company shall date from January lst of each year, unless otherwise provided by the Board of Directors.


                                  ARTICLE VII.

                                BOOKS AND RECORDS

         The books, accounts and records of the Company, except as may be otherwise required by the laws of the State of Delaware, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint. The Board of Directors shall determine whether and to what extent the accounts and books of the Company, or any of them, other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Company, except as conferred by law or by resolution of the stockholders or the Board of Directors.


                                  ARTICLE VIII.

                                     NOTICES

8.1 NOTICES. Whenever the provisions of law, the Certificate of Incorporation or these By-Laws require notice to be given to any director, officer, stockholder, employee or agent such notice shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing the notice in the mail, postage paid, recognized overnight delivery service or by sending the notice by telecopy, facsimile transmission, receipt acknowledged, or by prepaid telegram or mailgram. Any such notice shall be addressed to the stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when the notice is received, if hand delivered, or dispatched, if delivered through the

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         mail, overnight delivery service, telecopy, telegram or mailgram, shall be the time of the giving of the notice.

8.2 WAIVERS OF NOTICE. A waiver of any notice in writing, signed by a stockholder, director, or officer, whether signed before or after a meeting, shall be deemed equivalent to a notice required to be given to any director, officer, or stockholder. Neither the business nor the purpose of the meeting need be specified in the waiver.


                                   ARTICLE IX.

                                      SEAL

         The corporate seal of the Company shall consist of two concentric circles, between which shall be the name of the Company, and in the center shall be inscribed the year of its incorporation and the words "Corporate Seal, Delaware".


                                   ARTICLE X.

                                 INDEMNIFICATION

10.1 To the extent not inconsistent with Delaware or other applicable law in effect from time to time, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

10.2 To the extent not inconsistent with Delaware or other applicable law in effect from time to time, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a


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         director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

10.3 To the extent that a present or former director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         10.1 and 10.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

10.4 Any indemnification under subsections 10.1 and 10.2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections 10.1 and 10.2. Such determination shall be made
         (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

10.5 Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article X. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

10.6 The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled as a matter of law or which may lawfully be granted under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


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10.7     The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article X.

10.8 For purposes of this Article X, references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

10.9 For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article X.

10.10 The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE XI.

                                   AMENDMENTS

         The By-Laws of the Company may be amended or repealed by the affirmative vote of a majority of the members of the Board of Directors at any regular meeting of the Board or at any special meeting thereof called for that purpose. Any provision of the By-Laws adopted by the Board of Directors may be amended or repealed by the holders of not less


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         than a majority of the combined voting power of the outstanding shares of capital stock of the Company entitled to vote thereon at any annual or special meeting which is called in accordance with the provisions of these By-Laws and for which notice of such business has been properly given.













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